UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             May 1, 2014

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

As previously reported, on July 1, 2013, Superior Uniform Group, Inc. (the “Company”) renewed its $15 million revolver agreement and entered into a new term loan for $30 million with Fifth Third Bank, its existing lender (collectively, the “Credit Facilities”), pursuant to the Second Amended and Restated Credit Agreement and Other Loan Documents, dated July 1, 2013 (the “Credit Agreement”). The Credit Agreement was amended on October 22, 2013 to amend the list of Company subsidiaries and their ownership interests and certain other terms.

On May 1, 2014, the Company amended the Credit Agreement to provide for an additional $10 million revolving credit facility with Fifth Third Bank (the “New Credit Facility”), pursuant to the Second Amendment to Second Amended and Restated Credit Agreement and Other Loan Documents, dated May 1, 2014 (the “Second Amendment”). The New Credit Facility carries a twenty-six month term and a variable interest rate of LIBOR plus 0.95%. The New Credit Facility requires us to comply with the same customary negative covenants, including those governing indebtedness, liens, fundamental changes, investments, restricted payments, and sales of assets, and contains the same customary acceleration provisions, as do the Credit Facilities. The New Credit Facility is secured by substantially all of the operating assets of the Company as collateral, and the Company’s obligations under the New Credit Facility are guaranteed by certain of the Company’s subsidiaries.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.     Creation of a Direct Financial Obligation.

As described in Item 1.01 above, on May 1, 2014, the Company entered into a $10 million revolving credit facility with Fifth Third Bank, the Company’s existing lender.

The material terms of the New Credit Facility are as reported in Item 1.01 above and are incorporated herein by reference to Item 1.01 and to the Second Amendment attached hereto as Exhibit 10.1.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on May 2, 2014, at which

●	six directors were elected to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified, and
●	the selection of Mayer Hoffman McCann P.C., independent registered public accountants, as auditors of the Company for the year ending December 31, 2014 was ratified.

Of the 6,584,467 shares outstanding and entitled to vote at the meeting, 6,095,646 shares were present, in person or by proxy.

The results of the shareholder votes were as follows:

Proposal 1:      Election of Directors

Nominee	For	Against	Abstain

Sidney Kirschner	5,294,365	60,853	13,768

Michael Benstock	5,310,823	52,395	5,768

Alan D. Schwartz	5,313,383	42,233	13,370

Robin Hensley	5,298,303	57,465	13,218

Paul Mellini	5,328,294	26,922	13,770

Todd Siegel	5,316,051	39,165	13,770

The tabulation of votes for the election of directors resulted in 726,660 broker non-votes.

Proposal 2:     Ratification of Mayer Hoffman McCann P.C., as auditors for 2014:

For	Against	Abstain
6,076,515	6,938	12,293

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Second Amendment to Second Amended and Restated Credit Agreement and Other Loan Documents

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

Date: May 6, 2014	By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Second Amended and Restated Credit Agreement and Other Loan Documents